Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612-977-5172

Heide.Erickson@capella.edu

Media Contact:

Irene Silber

Capella Education Company

612-977-4132

Irene.Silber@capella.edu

Capella Education Company Announces Departure of Ken Sobaski

MINNEAPOLIS, July 14, 2008—Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced that the company’s Board of Directors has recently narrowed its focus in the ongoing CEO search process to only external candidates. As a result of this decision, Kenneth Sobaski, Capella’s president and chief operating officer, has left the company, effective immediately.

“Ken was a strong contributor to our efforts during his time with the company, and was a key member of the team that helped Capella make the critical transition from private ownership to public listing through our 2006 IPO,” said Stephen Shank, chairman and chief executive officer of Capella Education Company. “We are thankful for the perspectives and enthusiasm that he brought to our executive leadership team as well as to the broader organization, and wish him the best in his future endeavors.”

As previously announced, the Company anticipates appointing a new CEO to succeed Mr. Shank, who is expected to retire from the company when a successor CEO is named. Mr. Shank is expected to remain a member of the Board of Directors following the naming of a new CEO.

(more)

CAPELLA EDUCATION COMPANY ANNOUNCES DEPARTURE OF KEN SOBASKI, page 2

“With this announcement, Ken’s responsibilities will be assumed by me and other senior executives within the company,” commented Shank. “We are proud to have built a deep management team with extraordinary talents over the past several years, and are confident in our ability to continue to move the business forward. In our CEO search, our Board will continue to seek out the most highly qualified candidates to complement and demonstrate leadership among our executive management team,” Mr. Shank added. “As always, exceptional skills, integrity and a shared mission for Capella’s commitment to quality and educational success will be paramount.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively and attract and retain high quality executive leadership; the continued successful utilization of our Enterprise Resource Planning system; unforeseen changes in student enrollment or our expenses; and risks associated with the overall competitive environment and general economic conditions.

(more)

CAPELLA EDUCATION COMPANY ANNOUNCES DEPARTURE OF KEN SOBASKI, page 3

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

About Capella Education Company

Founded in 1991, Capella Education Company (NASDAQ: CPLA) is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers graduate degree programs in business, information technology, education, human services, psychology, public health, and public safety, and bachelor’s degree programs in business, information technology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 19 graduate and undergraduate degree programs with 104 specializations and more than 950 courses. More than 23,000 learners were enrolled as of March 31, 2008. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), www.ncahlc.org.

Capella University, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1-888-CAPELLA (227-3552), www.capella.edu.

# # #